EXHIBIT 99.1

ENDRA Life Sciences Reports Second Quarter 2023 Financial Results and

Provides a Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (August 14, 2023) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three and six months ended June 30, 2023 and provided a business update. Highlights from the second quarter of 2023 and recent weeks include:

•	Submitted a De Novo Request to the U.S. Food and Drug Administration (FDA) for the TAEUS liver system. The TAEUS system is ENDRA’s proprietary device that is intended to offer clinicians a tool for the non-invasive assessment of fatty liver tissue, as an aid in the management of patients with Non-Alcoholic Fatty Liver Disease (NAFLD). The submission included patient scans from established clinical study sites comparing TAEUS liver fat fraction estimates to MRI-PDFF (Magnetic Resonance Imaging Proton Density Fat Fraction), which is the gold standard for clinical measurement of liver fat fraction. The study data yielded a sensitivity of 90%. TAEUS estimates of liver fat fraction were strongly correlated to MRI-PDFF scores with a Pearson correlation coefficient of r=0.78.

•	Showcased the TAEUS liver system's capabilities at two European clinical conferences. ENDRA participated in the German Diabetes Association’s 57th DDG Annual Meeting in Berlin, which underscored the role of liver health in managing type 2 diabetes. Additionally, the company shared study findings in a peer-reviewed clinical abstract titled "Thermoacoustic assessment of fatty liver disease - an early clinical feasibility study” at the esteemed European Association for the Study of the Liver (EASL) Congress in Vienna. This presentation served to elevate TAEUS' profile among potential clinical users to support commercial adoption.

•	Continued the expansion of its intellectual property portfolio to 64 issued patents globally. During the second quarter, ENDRA secured four additional patents, including one in the U.S. and three in China. These newly issued patents not only reinforce ENDRA's unique position in assessing liver fat, but also open the doors for other potential applications. The company is actively exploring licensing opportunities in non-core indications to augment the value of its growing IP portfolio.

•	Raised approximately $4.7 million and extended the cash runway. In May, the company raised approximately $4.7 million in net proceeds from the sale of common stock and warrants in a public offering. Management believes ENDRA has sufficient cash to fund operations through several important milestones expected in 2023, including supporting commercial activities in Europe.

"Our De Novo submission for the TAEUS system marks a pivotal milestone for ENDRA. It's the culmination of remarkable commitment by the ENDRA team and our clinical partners to address a significant unmet clinical need by providing a non-invasive tool to assess liver fat, at a fraction of the cost of MRI. We believe the De Novo process holds the potential to set the regulatory bar for an entirely new product classification, showcasing TAEUS' unique and innovative capabilities," said Francois Michelon, Chairman and Chief Executive Officer of ENDRA. "We believe our submission is robust and we look forward to working with the FDA as they proceed with their review.”

Second Quarter 2023 Financial Results

Operating expenses in the second quarter of 2023 were $3.0 million, compared with $3.6 million in the second quarter in 2022. The decrease was mainly due to a decrease in research and development and sales and marketing expenses.

Net loss in the second quarter of 2023 was $2.6 million, or $0.43 per share, compared with a net loss of $3.6 million, or $1.17 per share, in the second quarter of 2022.

Cash and cash equivalents were $4.8 million as of June 30, 2023. In May, the company raised approximately $4.7 million in net proceeds through an underwritten public offering.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International). A webcast of the call can also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until August 21, 2023 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 3299822. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	June 30,	December 31,
Assets	2023	2022
Current Assets	(Unaudited)
Cash	$4,819,459	$4,889,098
Prepaid expenses	506,914	490,299
Inventory	2,757,633	2,644,717
Total Current Assets	8,084,006	8,024,114
Non-Current Assets
Fixed assets, net	192,874	235,655
Right of use assets	431,842	505,816
Prepaid expenses, long term	530,068	502,576
Other assets	5,986	5,986
Total Assets	$9,244,776	$9,274,147

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,841,562	$1,523,012
Lease liabilities, current portion	163,013	152,228
Loans	28,484	28,484
Total Current Liabilities	2,033,059	1,703,724

Long Term Debt
Lease liabilities	281,154	365,919
Total Long Term Debt	281,154	365,919

Total Liabilities	2,314,213	2,069,643

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141.397 shares issued and outstanding	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 7,481,603 and 3,169,103 shares issued and outstanding, respectively	748	317
Additional paid in capital	94,297,167	89,068,015
Stock payable	2,427	6,073
Accumulated deficit	(87,369,780)	(81,869,902)
Total Stockholders’ Equity	6,930,563	7,204,504
Total Liabilities and Stockholders’ Equity	$9,244,776	$9,274,147

ENDRA Life Sciences Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Operating Expenses
Research and development	$1,400,182	$1,847,560	$2,791,496	$3,060,582
Sales and marketing	247,773	342,039	429,389	681,942
General and administrative	1,346,610	1,382,094	2,713,008	2,684,438
Total operating expenses	2,994,565	3,571,693	5,933,893	6,426,962

Operating loss	(2,994,565)	(3,571,693)	(5,933,893)	(6,426,962)

Other Expenses
Other income (expense)	437,433	(19,374)	434,015	(22,307)
Total other expenses	437,433	(19,374)	434,015	(22,307)

Loss from operations before income taxes	(2,557,132)	(3,591,067)	(5,499,878)	(6,449,269)

Provision for income taxes	-	-	-	-

Net Loss	$(2,557,132)	$(3,591,067)	$(5,499,878)	$(6,449,269)

Net loss per share – basic and diluted	$(0.43)	$(1.17)	$(1.20)	$(2.46)

Weighted average common shares – basic and diluted	5,996,186	3,082,209	4,582,645	2,617,878

ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(5,499,878)	$(6,449,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	69,781	40,739
Fixed assets write off	-	599,886
Stock compensation expense including common stock issued for RSUs	493,134	-
Amortization of right of use assets	73,974	67,158
Changes in operating assets and liabilities:
Increase in prepaid expenses	(44,107)	513,140
Increase in inventory	(112,916)	(1,090,150)
Increase in accounts payable and accrued liabilities	318,550	(51,072)
Decrease in lease liability	(73,980)	(64,284)
Net cash used in operating activities	(4,775,442)	(6,433,852)

Cash Flows from Investing Activities
Purchases of fixed assets	(27,000)	(149,153)
Net cash used in investing activities	(27,000)	(149,153)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	4,712,750	8,399,512
Proceeds from issuance of warrants	20,053	-
Net cash provided by financing activities	4,732,803	8,399,512

Net increase (decrease) in cash	(69,639)	1,816,507

Cash, beginning of period	4,889,098	9,461,534

Cash, end of period	$4,819,459	$11,278,041

Supplemental disclosures of cash items
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Stock dividend payable	$(3,646)	$(8,049)
Right of use asset	$431,842	$576,255
Lease liability	$444,167	$586,193

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